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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83981) and Form S-8 (No. 0-26944) of Silicon Storage Technology, Inc. of our report dated January 17, 2000, except for
Note 4, which is as of February 24, 2000, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Jose, California
February 24, 2000